UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 1, 2010

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

On April 1, 2010, DXP Enterprises, Inc. (“DXP”) entered into an Asset Purchase Agreement with Quadna, Inc. (“Quadna”) pursuant to which DXP acquired substantially all the assets of Quadna for an aggregate purchase price of $28 million.  The purchase price consisted of $14 million in cash, $10 million in promissory notes which are convertible into shares of DXP common stock, and 343,337 shares of DXP common stock valued at approximately $4 million.  DXP funded the cash portion of the consideration through borrowings under its existing credit facility. The number of shares was determined by dividing $4 million by the average price per share of the daily closing prices of DXP’s common stock for the thirty (30) consecutive trading days on the NASDAQ Stock Exchange immediately prior to the date of the closing (April 1, 2020).   The notes bear interest at the rate of 10% and are convertible into the number of shares of DXP’s common stock, determined by dividing the principal amount of the Notes by the lower of (y) $15.145 or (z) the per share average of the daily closing prices of DXP’s common stock for the thirty (30) consecutive trading days on the NASDAQ Stock Exchange immediately preceding the conversion notice required in the notes.  One of the convertible notes, in the principal amount of $2.1 million is being held in escrow for 18 months in respect of any claims DXP may have for indemnification by Quadna.   The Asset Purchase Agreement and each of the convertible notes are filed as exhibits to this report.

The purchase price is subject to a post-closing reduction based on the actual net working capital of Quadna as finally determined within a specified period following the closing. The estimated $9 million of accounts payable and accrued liabilities to be assumed by DXP will be included in the calculation of net working capital.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See Item 1.01 above.

ITEM 7.01  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On April 5, 2010, DXP Enterprises, Inc., issued a press release announcing the acquisition of the assets of Quadna, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.  Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

10.1	Asset Purchase Agreement, dated as of April 1, 2010, whereby DXP Enterprises, Inc. acquired the assets of Quadna.

10.2	Convertible Promissory Note dated April 1, 2010 in the amount of $7,900,000.00.

10.3	Convertible Promissory Note dated April 1, 2010 in the amount of $2,100,000.00.

99.1	Press Release dated April 5, 2010 announcing the acquisition of the assets of Quadna, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:  /s/Mac McConnell
           Mac McConnell
           Senior Vice President/Finance and Chief Financial Officer

Dated: April 5, 2010